Quest Resource Holding Corporation Finalizes Sale of Non-Core Portion of RWS Business

THE COLONY, TX – April 4, 2025 – Quest Resource Holding Corporation (Nasdaq: QRHC) (“Quest” or the “Company”), a national leader in environmental waste and recycling services, today announced the sale of its tenant-direct portion of the RWS commercial property management business.

“We have successfully completed the sale of a portion of RWS, which was a non-core line of business and a small part of our overall portfolio. The sale enables us to increase our focus on our core portfolio of clients in diverse industries, which offer the greatest source of growth and financial returns. Financially, this sale eliminates business that contributed to inconsistent financial performance without contributing profits, and it provides cash that can be used to pay down debt,” said Perry W. Moss, President and Chief Executive Officer of Quest.

The Company agreed to sell the client contracts to Lincoln Waste Solutions, a part of Reconomy, a leading international specialist in the circular economy. The total consideration for the sale was approximately $5 million in cash paid at closing, plus additional amounts payable to the seller, not to exceed $6.5 million in aggregate, that may be earned based on future performance and a one-time payment of an acquired accounts receivable remittance amount, in each case subject to adjustment as set forth in the purchase agreement. The transaction closed on March 31, 2025.

“On our earnings call a few weeks ago, we laid out a number of changes and initiatives, all focused on increasing profitability, improving operating efficiencies, and generating more consistent financial results. This transaction will enable us to apply greater focus on our core and pay down debt, which is also a focus of the Company,” added Dan Friedberg, Chairman of Quest’s Board of Directors.

“We are excited to add these clients to our book of tenant-direct customers,” said John Ayvas, Chief Executive Officer for Lincoln Waste Solutions. “Our operations are uniquely designed to cater to these types of customers, and our extensive experience and knowledge of this specialized market will enable us to deliver strong results from their waste management solutions,” Ayvas added.

About Quest Resource Holding Corporation

Quest is a national provider of waste and recycling services that enable larger businesses to excel in achieving their environmental and sustainability goals and responsibilities. Quest delivers focused expertise across multiple industry sectors to build single-source, client-specific solutions that generate quantifiable business and sustainability results. Addressing a wide variety of waste streams and recyclables, Quest provides information and data that tracks and reports the environmental results of Quest’s services, gives actionable data to improve business operations, and enables Quest’s clients to excel in their business and sustainability responsibilities. For more information, visit www.qrhc.com.

About Lincoln Waste Solutions

Lincoln Waste Solutions by Reconomy is a leading provider of full-service waste and recycling management solutions, serving multi-location businesses across the U.S., Canada, and Puerto Rico. The company specializes in tailored strategies that maximize cost savings, enhance recycling rates, and reduce environmental impact.

Backed by an expansive hauler network, expert back-office support, and 24/7 customer service, Lincoln Waste Solutions delivers a seamless, industry-leading customer experience. For more information on Lincoln Waste Solutions and its innovative services, visit www.lincolnwaste.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, which provides a “safe harbor” for such statements in certain circumstances. Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors, as discussed in greater detail in our filings with the Securities and Exchange Commission (“SEC”), including our Annual Report on Form 10-K for the year ended December 31, 2024. You are cautioned not to place undue reliance on such statements and to consult our SEC filings for additional risks and uncertainties that may apply to our business and the ownership of our securities. Our forward-looking statements are presented as of the date made, and we disclaim any duty to update such statements unless required by law to do so.

Investor Relations Contact:

Three Part Advisors, LLC

Joe Noyons

817.778.8424